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                                                                 EXHIBIT 10.26.1



                                November 13, 2001


Bay City Capital LLC
750 Battery Street, Suite 600
San Francisco, CA  94111
Attn: Sanford S. Zweifach


        Re: Extension of Letter Agreement between Epoch Biosciences, Inc. and Bay City Capital BD LLC


Dear Mr. Zweifach:

        Reference is made to the Letter Agreement between Epoch Biosciences, Inc. (the "Company") and Bay City Capital BD, LLC., (the "Advisor") dated November 7, 2000 with respect to the engagement of Advisor by the Company (the "Agreement").

        Pursuant to Paragraph 13 of the Agreement, the term of Advisor's engagement ends effective November 7, 2001. This Letter is to document our mutual agreement that the term of Advisor's engagement shall continue until May 7, 2002, pursuant to the terms of the Agreement. All other provisions of the Agreement shall remain in full force and effect.

        If the foregoing correctly sets forth the understanding agreement between Advisor and Company, please so indicate in the space provided below, whereupon this letter shall constitute a binding amendment and extension of the Agreement.



                                            Very truly yours,


                                            EPOCH BIOSCIENCES, INC.



                                            /s/ William G. Gerber
                                            ------------------------------------
                                            William G. Gerber, M.D.,
                                            Chief Executive Officer


Agreed to and accepted this 15th day of November, 2001



/s/ Sanford S. Zweifach
--------------------------------------
Bay City Capital BD LLC

By:   Sanford S. Zweifach
Its:  President